UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): September 19, 2003


                  Bromwell Financial Fund, Limited Partnership
             (Exact name of registrant as specified in its charter)


        Delaware                   333-85755                 51-037638
 (State or jurisdiction         Commission file           (I.R.S. Employer
    of incorporation)               number               Identification No.)


                      5916 N. 300 West, Fremont, IN 46737
               (Address of principal executive offices) (Zip Code)


                                 (260) 833-1306
              (Registrant's telephone number, including area code)

                                 Not applicable
             (Former name, former address and former fiscal year,
                         if changed since last report)


Item 1. Changes in Control of Registrant.

Change in the Ownership, sole Director and President of the Corporate GP

Without waiver of the position that a change in the ownership and management of its Corporate GP is not a reportable change in control of Registrant, Registrant reports that Michael P. Pacult is now the sole shareholder and Director and President of Belmont Capital Management, Inc, the Corporate GP and a commodity pool operator of the Registrant. Shira Del Pacult transferred her 100% shareholding in the Corporate GP to her husband, Michael Pacult and resigned as a Director and President of the Corporate GP. She remains as officer in charge of client relations for the Corporate GP.

Addition of General Partner

Michael P. Pacult is added as an additional general partner and commodity pool operator to the Registrant. The term general partner shall refer to Belmont Capital Management, Inc., Shira Del Pacult, and Michael P. Pacult. The corporate general partner continues to be primarily responsible for the general partner duties on behalf of the Registrant.

Item 2. Acquisition or Disposition of Assets.

      None

Item 3. Bankruptcy or Receivership.

None.

Item 4. Changes in Registrant's Certifying Accountant.

      None.

Item 5. Other Events and Regulation FD Disclosure.

      None.

Item 6. Resignations of Registrant's Directors.
Notice of Intent of Individual General Partner to Resign

On August 19, 2003, the Partners of the Registrant were provided with notice that Ms. Shira Del Pacult will resign as an individual General Partner of Registrant effective 120 days from the date of the Notice. After her resignation, the Corporate GP and Michael P. Pacult, individual GP will continue to mange the Registrant.
..
Item 7. Financial Statements and Exhibits.

      None.

Item 8. Change in Fiscal Year.

      None.

Item 9. Regulation FD Disclosure.

      None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:                     Bromwell Futures Fund, Limited Partnership
                                By Belmont Capital Management, Incorporated
                                Its Corporate General Partner


                                By: /s/ Michael Pacult
                                    Mr. Michael P. Pacult
                                    Sole Director, Sole Shareholder,
                                    President, and Treasurer of the
                                    Corporate General Partner


Date: September 23, 2003